STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated October 5, 2016 and effective as of September 30, 2016 (the “Effective Date”), by and between GLOBALINK, LTD., a corporation organized and existing under the laws of the State of Nevada (“Seller”), of ONEWORLD HOTEL DESTINATION SERVICE INC., a corporation organized and existing under the laws of the Province of British Columbia (the “Company”) and VINCENT AU, a naturalized citizen of Canada (“Purchaser”). Seller, Purchaser and Company may be referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of the Company (the “Company Stock”);

WHEREAS, as of the date hereof, Purchaser is the duly appointed and acting president and a member of the board of directors of the Company and has served in such capacities and has otherwise operated the Company on a day-to-day basis since its inception in 1999; and

WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all of the Company Stock;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1.       Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, conveys, assigns, transfers and delivers to Purchaser, free and clear of all liens, pledges, charges, claims, encumbrances, security interests or options of any kind (collectively, “Encumbrances”), and Purchaser hereby purchases, acquires and accepts from Seller, all of Seller’s right, title and interest in and to the Company Stock (the “Transaction”).

1.2.       Consideration. Upon the terms and subject to the conditions set forth in this Agreement on or as of the date hereof,

(a)           Cash Consideration. The cash portion of the purchase price for the Company Stock being acquired by Purchaser hereunder is $22,000.00 Canadian Dollars (hereinafter abbreviated as “CAD$”), which sum Purchaser is remitting directly to Canada Revenue Agency (“CRA”) on Seller’s behalf as a partial offset against the amount of the Tax (as defined in Section 1.2(b)(i), below) (the “Cash Consideration”); and

(b)          Elimination of Intercompany Accounts.

(i)              Except as provided below, the Company, on behalf of itself and its affiliates, hereby settles, releases, discharges, terminates and eliminates, by cancellation or transfer to or from Seller, all intercompany loans, receivables, payables and other balances (including intercompany cash management balances) between the Company and Seller or any of its affiliates, which exist and are reflected in the accounting records of the relevant parties as of the Effective Date., The amount currently recorded on the Company’s books as an intercompany loan by the Company to the Seller, which is carried on the balance sheet of Seller at $495,766.58 United States Dollars and the balance sheet of the Company at CAD$513,325.50 (the “Intercompany Loan”) shall be paid, and treated for all purposes, as a deemed dividend by the Company to the Seller as of the Effective Date. Seller agrees to pay all of the Company’s tax in connection with the forgiveness of the Intercompany Loan, which the parties stipulate is equal to CAD$25,666.00 and no more (the “Tax”), by remitting the sum of CAD$3,666.00 to CRA, which sum equals the amount of the Tax less the Cash Consideration, which payment shall be delivered by Seller to CRA by October 15, 2016.

(ii)            Seller, on behalf of itself and its affiliates, hereby settles, releases, discharges and eliminates, by cancellation or transfer to or from the Company, all intercompany loans, receivables, payables and other balances (including intercompany cash management balances) between Seller or any of its affiliates and the Company, which exist and are reflected in the accounting records of the relevant parties as of the Effective Date.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1.       Representations and Warranties Regarding Seller and Company. Seller hereby represents and warrants to Purchaser as follows:

(a)           Organization and Good Standing. Each of Seller and Company has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction or incorporation.

(b)          Authorization. Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery by Seller of this Agreement, the performance of its obligations hereunder and the consummation by Seller of the Transaction have been duly authorized by all necessary action of Seller and the Company. This Agreement has been duly executed and delivered by Seller and the Company and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes the legal, valid and binding obligation of Seller and the Company, enforceable against Seller and the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles. No authorization by the stockholders of Seller is required to consummate the Transaction.

No Conflicts. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation of the Transaction, will not constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation, bylaws or other organizational documents of Seller or (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, the change of any rights of Seller under, or the creation of an Encumbrance on, any of the assets of Seller (with or without notice, lapse of time or both) pursuant to any contract of Seller, except, in the case of clause (ii) for any such breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impair the ability of the Seller to consummate the Transaction or perform their respective obligations hereunder.

(c)           Ownership of Company Stock.

(i)              Seller is the record and beneficial owner of, and has good and valid title to, all of the issued and outstanding shares of the Company Stock, free and clear of any Encumbrances, and the consummation of the Transaction will vest good and valid title to the Company Stock in Purchaser, free and clear of any Encumbrances.

(ii)            There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which Seller or the Company is or may become obligated to sell, or giving any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority (as defined below) or other entity of any kind or nature (collectively, a “Person”) a right to acquire, or in any way dispose of, any of the Company Stock or any securities or obligations exercisable or exchangeable for, or convertible into, any of the capital stock or securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company Stock is not subject to any voting trust agreement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of the Company Stock. For purposes of this Agreement, the term Governmental Authority means any domestic or foreign, federal or national, state or provincial, municipal or local government, Governmental Authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body

(d)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other Governmental Authority or other Person in connection with (i) the execution, delivery and performance by the Company of this Agreement or (ii) the consummation of the Transaction, other than the filing required pursuant to Section 3.6 of this Agreement.

(e)           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Seller, threatened against or affecting the Seller or the Company or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of this Agreement, the Transaction or the Company Stock.

2.2.       Representations and Warranties Regarding Purchaser. Purchaser hereby represents and warrants to Seller as follows:

(a)           Authorization. Purchaser has all necessary power and authority to execute and deliver this Agreement and to consummate the Transaction. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)          No Conflicts. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of his obligations hereunder and the consummation of the Transaction, will not constitute or result in (i) a breach or violation of, or a default under, any agreement to which Purchaser or the Company is a party or (ii) a breach or violation of any law, statute, ordinance, rule, regulation, judgment, injunction, decree or other order (whether temporary, preliminary or permanent) applicable to the Company that is in effect and restrains, enjoins or otherwise prohibits consummation of the Transaction (collectively, an “Order”).

(c)           Acknowledgement of Familiarity with the Business of the Company. Purchaser acknowledges and confirms that, in his capacity as the president and a director of the Company:

(i)              he has been responsible for the day-to-day operations of the Company since its inception and is familiar with and has caused Company to comply with all applicable laws, including obtaining all licenses and permits required for the operation of the Company;

(ii)            he is familiar in all respects with the condition of the assets and the business the Company, including its computer software and hardware, customer base and all other tangible and intangible assets of the Company and accepts such assets in “as is” condition;

(iii)          he has participated in the preparation of and reviewed to his satisfaction each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q filed by the Company with the SEC during the last five years (the “Reports”) and has participated in the preparation of the financial statements of the Seller and the Company included in such Reports (the “Financial Statements”) and is fully aware of the financial condition of Company;

(iv)          he is not aware of any Action pending or threatened against the Company;

(v)            he is not aware of any Order against the Company that would delay restrain, enjoin or otherwise prohibit the consummation of the Transaction; and

(vi)          he is not aware of any Liabilities (as hereafter defined) of the Company that have not been reflected or reserved against on the balance sheet of the Company as of June 30, 2016 or, except as described on Schedule 3.2(d), is not aware of any outstanding Liabilities incurred by the Company since June 30, 2016. For purposes of this Agreement, the term “Liabilities” means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles in the United States to be reflected in financial statements or disclosed in the notes thereto.

(d)          Purchase to Operate. Purchase is acquiring the Company Stock with the intention of operating the business of the Company as a going concern.

(e)           Securities Matters.

(i)              Experience; Risk. Purchaser has such knowledge, sophistication and experience in financial and business matters that he is capable of evaluating the merits and risks of the receipt of the Company Stock, respectively, and of protecting his interests in connection herewith. Purchaser has the ability to bear the economic risk of this investment.

(ii)            Investment. Purchaser is acquiring the Company Stock for investment for his own account and not with a view to, or for resale in connection with, any distribution thereof, and has no present intention of selling, granting any participation in or otherwise distributing the same. Purchaser understands that the Company Stock has not been registered under the securities laws of any federal, state or provincial Governmental Authority, any securities exchange or under any securities laws; provided, however, that Purchaser may take any action with respect to the Company Stock as may be permitted under the applicable laws of the jurisdiction that govern him and the Company.

(iii)          Legal, Accounting and Tax Advice. Purchaser has sought such accounting, legal and tax advice as he has considered necessary to make an informed decision with respect to its acquisition of the Company Stock.

(iv)          Legends. Seller understands and agrees that each certificate representing the Company Stock shall bear an appropriate restrictive legend or legends as required by the securities laws of the Province of British Columbia, if any.

(f)            No Reliance on Other Representations. Purchaser acknowledges that neither Seller nor any affiliate or representative of Seller has made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except or to the extent such information is covered by the representations and warranties contained herein.

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ARTICLE 3

OTHER AGREEMENTS OF THE PARTIES

3.1.       Revenues and Liabilities. All revenues generated from the operation of the Company, whether prior to or after the Effective Date and not heretofore collected shall be retained by Purchaser. All Liabilities incurred by reason or as a result of the operation of the Company, whether incurred prior to or after the Effective Date, shall be the obligation of the Purchaser and the Company. Without limiting the generality of the foregoing, Seller and the Company hereby assume all of the Company’s obligations under that certain office lease agreement dated May 2, 2013 for the premises located at #210-4751 Garden City Road, Richmond, BC, V6X 3M7 and hereby agree to indemnify and hold Purchaser harmless from and against any and all liabilities or obligations thereunder or in connection therewith asserted by any Person in the manner described in Article 4 of this Agreement.

3.2.       Resignations. On the date hereof, each affiliate of Seller not directly involved in the day-to-day operations of the Company shall resign from all such positions held with the Company, such resignations to be effective as of the Closing Date.

3.3.       Assistance with Preparation of Documents. After the Closing Date and for a period of eighteen (18) months thereafter, Purchaser shall, and shall cause the Company to, provide to Seller all such assistance and information as Seller may reasonably request in connection with the preparation of reports, Taxes (as defined in Section 3.4) and other documents required to be filed by Seller under any applicable laws, including all reports to be filed with the SEC (“SEC Reports”) and the financial statements required to be furnished by Seller with such SEC Reports, and to do all such other acts and things as Seller may reasonably request to permit the Company to comply with all laws applicable to its operations or existence. In such regards, Purchaser agrees that, upon Seller’s written request, it will promptly provide to Seller all financial records, bank statements, financial statement schedules, contracts, invoices and other financial information, all Tax schedules, identified by Seller, and respond to all such inquiries of the Seller and its attorneys and accountants in writing, and provide any other information or assistance as Seller may reasonably request. Any failure of Purchaser to comply with the provisions of this Section 3.3 generally or to comply with Seller’s specific requests within the time frames stated by Seller shall constitute a material breach of this Agreement and Seller may, in addition to making a claim for indemnification under Section 4.2, below, compel Purchaser to comply by any means available to it, including court action, the reasonable costs and expenses of which shall be borne by Purchaser and payable by Purchaser to Seller within ten (10) days of demand therefor.

3.4.       Taxes. All Taxes (as hereafter defined) incurred by reason or as a result of the operation of the Company, whether incurred or existing at, as of or after the Effective Date, shall be the obligation of the Seller. For purposes of this Agreement, “Taxes” means, with respect to any jurisdiction, any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, concession, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge, or duty of any kind whatsoever and any interest, penalty, addition, or additional amount thereon imposed, assessed, or collected by or under the authority of any governmental entity anywhere in the world.

3.5.       Regulatory Compliance. After the Closing Date, each of Seller and Purchaser shall take all actions and do all such things, as may be required to comply with applicable law, including as may arise as a result of the consummation of the Transaction, including the filing by the Seller of a Current Report on Form 8-K to disclose the Transaction.

3.6.       Transfer Taxes. Any Transfer Taxes (as hereafter defined) with respect to the Company Stock shall be borne 50% by Purchaser and 50% by Seller. The party so required by applicable law shall file all necessary Tax returns and other documentation with respect to all Transfer Taxes, and, if required by the applicable Law, the other parties shall, and shall cause their Affiliates to join in the execution of any such Tax Returns and other documentation. For purposes of this Agreement, “Transfer Taxes” means any and all transfer Taxes (excluding Taxes measured in whole or in part by net income or gain), including sales, use, excise, stock, stamp, documentary, filing, real estate transfer, recording, permit, license, authorization and similar Taxes.

3.7.       Further Action.

(a)           After the Closing Date, Seller and Purchaser shall, and Purchaser shall cause the Company to use their reasonable best efforts to, take or cause to be taken all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable law and to execute and deliver such documents and other papers, as may be required to carry out the provisions hereof and consummate the Transaction.

(b)          From time to time after the Closing Date, without additional consideration, each party will execute and deliver such further instruments and take such other action as may be necessary or reasonably requested by another party to make effective the Transaction.

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ARTICLE 4

INDEMNIFICATION

4.1.       Survival. All representations, warranties, covenants, and obligations contained in this Agreement, except as otherwise provided herein, shall survive for a period of one year following the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. No party shall have any obligation to provide indemnification for any Losses resulting from a breach of a representation or warranty if a notice of such breach is not submitted to the Indemnifying Party within the Survival Period.

4.2.       Indemnification Obligations of Seller. From and after the Closing Date and until the expiration of the Survival Period, the Purchaser and the Company shall reimburse, indemnify, and hold harmless Seller and any of Seller’s directors, officers and stockholders, including their respective heirs, executors, administrators, agents, successors and assigns (all of which are referred to herein as a “Seller Indemnified Party”) against and in respect of any and all Losses (as defined in Section 4.5, below) suffered, sustained, incurred or required to be paid by any Seller Indemnified Party, which arises or results from a third-party claim brought against a Seller Indemnified Party to the extent based on (i) a breach of any of the representations and warranties of the Purchaser set forth in this Agreement, (ii) any breach by the Purchaser or, after the Closing Date, the Company of any covenant, obligation or other agreement made by the Company or Purchaser in this Agreement, and (iii) a third party claim based upon any acts or omissions by the Purchaser or the Company after the Closing provided such claim is not based upon acts or omissions of the Seller Indemnified Party.

4.3.       Indemnification Obligation in favor of Purchaser and the Company (post Closing), the Company and the Company Shareholders. From and after the Closing Date and until the expiration of the Survival Period, Seller shall reimburse, indemnify and hold harmless Purchaser and the Company and any of the Company’s directors, officers and stockholders, including their respective heirs, executors, administrators, agents, successors and assigns (each of which is referred to herein as a “Purchaser Indemnified Party”) against and in respect of any and all Losses suffered, sustained, incurred or required to be paid by any Purchaser Indemnified Party in respect of (i) any breach of representation or warranty made by the Seller in this Agreement, (ii) any breach by the Seller of any covenant, obligation or other agreement made by the Seller in this Agreement, and (iii) a third-party claim based on any acts or omissions by the Seller through and including the Closing Date.

4.4.       Indemnification Procedures.

(a)           In order for any Seller Indemnified Party or Purchaser Indemnified Party (collectively, an “Indemnified Party”) to be entitled to any indemnification provided for under this Article 4 of this Agreement, the Indemnified Party shall deliver notice of its claim for indemnification to the party from whom indemnity pursuant to this Agreement is claimed (an “Indemnifying Party”) with reasonable promptness after determining to make such claim. The failure by any Indemnified Party to notify the Indemnifying Party shall not relieve any relevant Indemnifying Party from any liability which it may have to such Indemnified Party under this Agreement, except to the extent that such claim for indemnification involves the claim of a third party against the Indemnified Party and the Indemnifying Party shall have been actually prejudiced by such failure. If an indemnifying party does not notify the Indemnified Party within thirty (30) calendar days following receipt by it of such notice that such Indemnifying Party disputes its liability to the Indemnified Party under this Agreement, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of such Indemnifying Party under this Agreement and such Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If an Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, such Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation or such other means as determined by the Parties.

(b)          If the claim for indemnification involves a third party claim (a “Third Party Claim”), then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party’s reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such counsel.

(c)           Notwithstanding the provision of Section 4.4(b), if in the Indemnified Party’s reasonable judgment no such conflict exists, the Indemnified Party may, but will not be obligated to, participate at its own expense in a defense of such Third Party Claim by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless (i) in the case where only money damages are sought, the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or (ii) in the case where equitable relief is sought, the Indemnified Party elects to participate in and jointly control the defense thereof.

(d)          Whenever the Indemnifying Party controls the defense of a Third Party Claim, the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party only if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. The Indemnified Party will not unreasonably withhold or delay consent to any settlement or compromise that requires its consent.

(e)           In the event the Indemnifying Party fails to timely defend, contest, or otherwise protect the Indemnified Party against any such claim or suit, the Indemnified Party may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof, and in such event, or in the case where the Indemnified Party jointly controls such claim or suit, the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party, including reasonable attorneys’ fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof.

(f)            The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

(g)          The amount of Losses for which indemnification is provided hereunder shall be computed without regard to any insurance recovery related to such Losses.

(h)          With respect to any Loss for which an Indemnified Party has made a claim for indemnification against an Indemnifying Party prior to the termination of the Survival Period in accordance with this Agreement, the Survival Period shall be deemed continued until final resolution of such claim for indemnification.

4.5.       Losses. For purposes of this Agreement, the term “Losses” shall mean any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, diminution in value, deficiencies, payments, liabilities or obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any fees, costs and expenses related thereto, including without limitation reasonable legal expenses, including the fees, costs and expenses of any kind incurred by any party indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

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ARTICLE 5

MISCELLANEOUS AND GENERAL

5.1.       Amendment; Waivers, Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by (a) Purchaser where enforcement of the amendment, modification, discharge or waiver is sought against Purchaser or (b) Seller where enforcement of the amendment, modification, discharge or waiver is sought against Seller. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by Purchaser or Seller of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

5.2.       Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

5.3.       Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of Nevada without regard to any conflict-of-laws rule or principle thereof.

5.4.       Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, three (3) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or electronic transmission, on the business day of such delivery if sent by 3:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine or internet system). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 5.4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or e-mail addresses as applicable or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

If to Seller:	365 Boundary Road Vancouver, BC V5K 4S1 Attn.: Andrea Yuan Email: andrea@blackdragonfinancial.com

If to Purchaser or the Company:	#210-4751 Garden City Road Richmond, BC, V6X 3M7 Attn.: Mr. Vincent Au Email:

5.5.       Entire Agreement, No Other Representations. This Agreement constitutes the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof. Each of Purchaser and Seller acknowledges that the other party has not made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except to the extent such information is specifically covered by the representations and warranties of the other party contained in Article 3.

5.6.       Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any courts, in addition to any other remedy to which they are entitled at law or in equity.

5.7.       No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except to the extent contemplated by Section 4.2.

5.8.       Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.9.       Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.10.   Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. Neither party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party. Any purported direct or indirect assignment in violation of this Section 5.10 shall be null and void ab initio.

SIGNATURE PAGES FOLLOW

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

SELLER:	PURCHASER:
GLOBALINK, LTD.	VINCENT AU
By: /s/ Andrea Yuan Andrea Yuan, Chief Financial Officer	/s/ Vincent Au Vincent Au

COMPANY: ONEWORLD HOTEL DESTINATION SERVICE INC. By: /s/ Vincent Au Vincent Au, President

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